RETIREMENT AND RELEASE AGREEMENT

         This Retirement and Release Agreement (hereinafter "Agreement") is entered into by and between John O. Brooks (hereinafter "BROOKS"), and BAY AREA BANK (hereinafter the "BANK") and BAY AREA BANCSHARES (hereinafter "BANCSHARES").

         WHEREAS, BROOKS has been and is currently employed by the BANK as President and Chief Executive Officer of the BANK and Chief Operating Officer of BANCSHARES;
WHEREAS, BROOKS has been and is currently a director of the BANK and a director of BANCSHARES; WHEREAS, the parties desire to provide for BROOKS' retirement which will result in the termination of his employment with the BANK, termination of his appointment as an officer of the BANK and BANCSHARES and termination of his election as a director of the BANK and BANCSHARES; and
         WHEREAS, the parties hereto desire to enter a final agreement and a binding waiver and release of any and all matters or claims by BROOKS.

         NOW, THEREFORE, in consideration of the mutual promises herein, the parties agree and covenant as follows:

         1. The BANK and BROOKS have negotiated the retirement and termination of BROOKS' employment with the BANK as a regular full-time employee, which retirement and termination shall be effective upon BROOKS' execution of this Agreement, subject to the following terms:

                  a. The BANK shall pay to BROOKS,  less any amounts required by
law  to  be  withheld,   a  payment  of  One  Hundred  Four   Thousand   Dollars
($104,000.00).

                  b. Such payment shall be made by check and delivered to BROOKS by hand or via overnight delivery service no later than the eighth (8th) day after his execution of this Agreement, subject to the conditions set forth herein.

                  c. The BANK and BROOKS shall enter into an Amended and Restated Salary Continuation Agreement dated the same day as this Agreement and attached hereto as Exhibit A.

                  d. The terms of that certain promissory note dated December 4, 1997, from BROOKS in favor of BANCSHARES shall be amended to provide that the note shall be repaid in full no later than December 31, 2002. The principal shall be reduced by at least 25%, 50% and 75% of the balance now outstanding by no later than December 31, 1999, 2000 and 2001, respectively. BROOKS shall have the right to prepay the principal in whole or in part at any time without penalty. All other terms and conditions of the promissory note shall remain unchanged.

                  e. The BANK shall pay BROOKS' COBRA payments through August 31, 1998 and BROOKS shall be responsible thereafter if BROOKS elects to maintain COBRA coverage.

                  f. This Agreement shall not become final and no payment or other benefit described in this Agreement shall be due if BROOKS revokes his acceptance of this Agreement within the time limits and in the manner provided in paragraph 4 below.

         2. BROOKS last day as an employee of the BANK shall be the date he executes this Agreement, after which all salary due to BROOKS and all accrued but unpaid vacation shall be paid and notice of COBRA rights shall be given. BROOKS shall return all keys and other property of the BANK upon his execution of this Agreement.

         3. BROOKS= signature to this Agreement shall serve as his election to retire as an employee and to resign as an officer and director of the BANK and as an officer and director of BANCSHARES.

         4. In entering into this Agreement, BROOKS knowingly and voluntarily waives and releases any and all rights and protections BROOKS may otherwise have against the BANK or BANCSHARES under federal, state and local employment discrimination laws, statutes and ordinances, and specifically those rights and protections under the Age Discrimination and Employment Act of 1967 (hereinafter "ADEA"), the Older Worker's Benefit Protection Act of 1990 (hereinafter "OWBPA"), the Civil Rights Act of 1964 (hereinafter "TITLE VII"), the Civil Rights Act of 1991 (hereinafter "CRA"), the Americans With Disabilities Act (hereinafter "ADA"), the Employee Retirement Income Security Act (hereinafter "ERISA"), and the California Fair Employment and Housing Act (hereinafter "FEHA"). In making this waiver and release of BROOKS' rights and protections under all federal, state and municipal laws, statutes and ordinances, including the above-referenced laws, BROOKS acknowledges the following:

                  a. BROOKS has had a full, unrestricted opportunity to consult with legal counsel of his own choosing for the purpose of being advised of his rights and the consequences of entering into this Agreement, which Agreement waives his rights and protections under the above-referenced laws, statutes and ordinances. BROOKS acknowledges that he has received no legal advice from the BANK or from the BANK's attorneys, and is not relying on a position of trust nor his past working relationship with the BANK or the BANK's attorneys.

                  b. BROOKS is receiving lawful consideration in exchange for his waiver and release of his rights and protections under the above-described laws statutes and ordinances, including the ADEA, OWBPA, TITLE VII, CRA, ADA, ERISA, and the FEHA.

                  c. BROOKS acknowledges that in accordance with the provisions of the OWBPA, the BANK has given BROOKS the opportunity to take twenty-one (21) days to consider the terms of this Agreement and has encouraged him to consult with counsel of his own choosing (which he has done), which right BROOKS may waive at his option by signing this Agreement before the expiration of twenty-one (21) days, but which the BANK has not required him to waive. Moreover, the BANK hereby notifies BROOKS that, also pursuant to the OWBPA and ADEA, BROOKS has seven (7) days to revoke this Agreement after he has signed it with respect to claims under the OWBPA and ADEA. The BANK hereby notifies BROOKS, and BROOKS acknowledges, that BROOKS is not waiving any rights or claims under the ADEA, if any, that may arise after the execution of this Agreement. This Agreement shall become effective and enforceable upon the expiration of seven (7) days following the date that BROOKS executes this Agreement. BROOKS understands that the Agreement may not be revoked after the seven (7) day period.

         5. This Agreement shall not become effective or enforceable until the period set forth in paragraph 4 has expired, and then only if BROOKS has not revoked this Agreement during the interim. From the date he executes this Agreement through the interim waiting period for this Agreement to become effective or until it is revoked pursuant to paragraph 4 above, BROOKS shall render no services to the BANK, shall be considered on an unpaid leave of absence from the BANK, shall have no access to the non-public area of the BANK's property and shall not hold himself out to be an employee, officer or director of the BANK or any affiliate.

         6. BROOKS further agrees not to file or process in any state or federal court or before any local, state or federal governmental agency any charge or complaint which is in any manner inconsistent with the terms of this Agreement. BROOKS represents and warrants that he has not assigned to any other person or entity any cause of action he may have had against the BANK or BANCSHARES.

         7. In consideration of the terms of this Agreement, BROOKS acknowledges complete satisfaction of, and does hereby forever release, absolve, and discharge the BANK and BANCSHARES, including but not limited to their affiliated corporations, successors, assigns, directors, officers, employees, agents, attorneys, and representatives from any and all causes of action, judgments, liens, indebtedness, damages, claims, liabilities, and demands, and causes of action of whatever kind or nature, whether known or unknown, suspected or unsuspected, which BROOKS now has or holds, or any time had or held against the BANK, BANCSHARES, their affiliated corporations, successors, assigns, directors, officers, employees, agents, attorneys, and representatives. This release expressly waives any and all claims BROOKS may presently have against the BANK or BANCSHARES regardless of the nature, source, or basis for any such claim (except for claims arising solely as a result of deposit accounts that he has at the BANK), including, but not limited to, all matters related to BROOKS' employment, compensation for employment and separation from employment or claims pursuant to any rights under federal, state or local laws, regulations or ordinances prohibiting discrimination on the basis of race, color, religion, national origin, age, sex, sexual orientation, physical or mental disability and specifically any claims arising under the ADEA, OWBPA, TITLE VII, CRA, ADA, ERISA, and FEHA, as identified in paragraph 4 above.

         8. As further consideration for this Agreement, BROOKS agrees that he shall make himself available to the BANK for reasonable consultation in connection and in cooperation with BANK and BANCSHARES with respect to matters for which he may have personal knowledge, including but not limited to lawsuits (without the necessity of a subpoena), collections, audits, investigations and operations inquiries. Such consultation shall be provided without charge to the BANK if it relates to factual information not known to others in the BANK and shall be provided for a charge of $100 per hour for all other matters. In addition, BROOKS agrees that he shall not use in any way nor disclose to any person or entity any confidential information or trade secrets of the BANK, directly or indirectly, at any time during the next four years or such additional time beyond four years as may be permitted by law. BROOKS expressly warrants that he has returned or will return on or before the date he executes this Agreement, any and all confidential information or trade secrets previously obtained from the BANK. BROOKS understands that such confidential information and trade secrets include, but are not limited to customer client lists, customer client information, vendor agreements, marketing and business development plans and policy and procedural manuals and that solicitation of now existing customers of the Bank, interference with the BANK with respect to its now existing locations and marketing agents and competition with the BANK with respect to its now existing ATM locations (same owner/lessor and same site), affinity groups and SAP merchants, is prohibited by this paragraph. The parties agree that, in the event BROOKS violates the provisions of this paragraph, the BANK cannot be reasonably or adequately compensated in damages in an action at law as a result of BROOKS' breach of this Agreement. In such event and in addition to having the right to rescind this Agreement and seek restitution of any monies paid pursuant to this Agreement, the BANK shall be entitled to file an action in a court of competent jurisdiction for damages and injunctive relief, which may include but shall not be limited to restraining BROOKS from taking any further action in violation of this paragraph.

         9. In consideration of the terms of this Agreement, the BANK and BANCSHARES acknowledge complete satisfaction of, and do hereby forever release, absolve, and discharge BROOKS, including but not limited to his heirs, successors, assigns, agents, attorneys, and representatives from any and all causes of action, judgments, liens, indebtedness, damages, claims, liabilities, and demands, and causes of action of whatever kind or nature, whether known or unknown, suspected or unsuspected, which the BANK or BANCSHARES now has or holds, or any time had or held against BROOKS, his heirs, successors, assigns, agents, attorneys, and representatives. This release expressly waives any and all claims the BANK and BANCSHARES may presently have against BROOKS regardless of the nature, source, or basis for any such claim (except for claims arising solely as a result of extensions of credit from the BANK or BANCSHARES to BROOKS).

         10. The parties acknowledge that this is a full and final release, and that the parties intend and expressly agree that it will be effective as a bar to each and every claim, demand and cause of action BROOKS has against the BANK and BANCSHARES and the BANK or BANCSHARES has against BROOKS as of the date of this Agreement. The parties also expressly waive any and all rights and benefits conferred upon them now or in the future under the terms of California Civil Code section 1542, which provides as follows:
                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

         11. By entering into this Agreement, none of the parties admits any violation of any provisions of federal, state or local law or any other legal obligation owed to each other and no incidental or implied admissions of liability shall arise from execution of this document.

         12. The parties agree that the events leading to this Agreement, the fact of this Agreement and the terms and conditions of this Agreement are and shall be maintained in privacy and confidence, unless otherwise required by law. Both parties agree that this confidentiality is a material term of the Agreement. The parties may disclose the terms of this Agreement to their own attorneys, accountants or tax preparer on a confidential, as-needed basis, and the BANK and BANCSHARES may do the same with regard to their internal operations and with government regulators. The parties may disclose language to the effect that BROOKS is retiring and that BROOKS has been the president of the BANK for the past five years, during which the BANK has recorded historic earnings and grown to an asset size in excess of One Hundred Twenty-Five Million Dollars and the BANK and BANCSHARES may respond to inquiries and provide a reference letter to appropriate potential employers in the form attached hereto as Exhibit B.

         13. The parties agree that this Agreement constitutes the entire agreement and understanding of the parties. The parties further agree that the terms of this Agreement are contractual and that the parties, their heirs, successors, and assigns are bound by it, and that any dispute as to its terms or its interpretation is governed by the laws of the State of California. Should any arbitrator or court of law find any term or clause invalid under the prevailing law, then that term or clause only will be omitted from enforcement, all other terms and conditions remaining enforceable.

         14. BROOKS warrants that no promise, inducement or agreement not expressed herein has been made in connection with this Agreement. It is expressly understood and agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of the parties thereto. BROOKS and the BANK and BANCSHARES hereby agree that they will make no claim at anytime or place that this Agreement has been orally altered or modified or otherwise changed by oral communication or any kind or character.

         15. The parties further state that they have read this Agreement, that they know and understand the contents of this Agreement, and that they have signed this Agreement of their own free act and after having a full, unrestricted opportunity to consult with their own attorneys. The parties approve and accept the terms and provisions of this Agreement and agree to be bound thereby. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Dated:  February ____, 1998

___________________
John O. Brooks

Dated:  February ____, 1998

BAY AREA BANK


By___________________________
  Dennis Royer
  Chairman of the Board

Dated: February ____, 1998

BAY AREA BANCSHARES


By___________________________
  Robert Haight
  Chairman of the Board




APPROVED AS TO FORM:


------------------------
David J. Block
Leland, Parachini, Steinberg,
Matzger & Melnick
Counsel for BROOKS



APPROVED AS TO FORM:


-------------------------
Jay D. Pimentel
Haines Brydon & Lea
Counsel for the BANK
and BANCSHARES

                                               AMENDED AND RESTATED
                                           SALARY CONTINUATION AGREEMENT

         THIS AMENDED AND RESTATED SALARY CONTINUATION AGREEMENT ("Agreement") is made and entered into this _____ day of February, 1998, by and between Bay Area Bancshares, a California corporation, Bay Area Bank, a California banking corporation (collectively "Employer"), their successors or assigns, and John O. Brooks (the "Executive").

                                                    WITNESSETH:

         WHEREAS, the Executive is a member of Employer's key management team and has been employed by Employer since November, 1992; and

         WHEREAS, the experience of the Executive, his knowledge of the affairs of the Employer, and his reputation and contacts in the banking industry has been so valuable to Employer and Employer wishes to compensate the Executive for his past contributions to Employer; and

         WHEREAS,   Employer  and  Executive  have  mutually  agreed  to  permit
Executive to retire from his employment with Employer at this time; and

         WHEREAS, this Agreement shall supersede any prior agreements between Employer and Executive regarding any salary continuation benefits; and

         WHEREAS, the Executive is willing to retire from the employ of the Employer provided the Employer agrees to pay the Executive or his beneficiaries certain benefits in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of services performed in the past, as well as the mutual promises and covenants herein contained, it is hereby agreed as follows:

                                                    ARTICLE 1.

1.1. Beneficiary. The term Beneficiary shall mean the person or persons whom the Executive shall designate in writing to receive the benefits provided hereunder.

1.2. Named Fiduciary and Plan Administrator. The named Fiduciary and Plan Administrator of this plan shall be Bay Area Bank.

                                                    ARTICLE 2.

2.1. Employment. Employer has employed the Executive from November ___, 1992 until February ___, 1998.

2.2. Fringe Benefits. The salary continuation benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.

                                                    ARTICLE 3.

3.1. Retirement. For purposes of this Agreement the Executive shall be considered to have retired on April 30, 2006 (the "Retirement Date").

3.2. Payment. The Employer agrees that upon such Retirement Date it will pay to the Executive the annual sum of Thirty-Six Thousand, Three Hundred Sixty-Three Dollars and Sixty Cents ($36,363.60), payable on April 1st of each year beginning on April 30, 2006 and ending on April 30, 2020, subject to the conditions and limitations set forth in this Agreement.

3.3 Death After Retirement. The Employer agrees that if the Executive dies after the Retirement Date but shall die before receiving the full amount of monthly payments to which he is entitled under this Agreement, the Employer will continue to make such monthly payments to the Executive's designated Beneficiary for the remaining period. If a valid Beneficiary Designation is not in effect, the payments shall be made to the John O. Brooks Family Revocable Trust Utd 4/5/91 (the "Brooks Family Trust").

                                                    ARTICLE 4.

4. Death Prior to Retirement Date. In the event the Executive should die at any time after the date of this Agreement but prior to his Retirement Date, Employer shall begin to make the payments required by Section 3.2 of this Agreement on April 30 of the year following the death of the Executive. If a valid Beneficiary Designation is not in effect, the payments shall be made to the Brooks Family Trust.

                                                    ARTICLE 5.

5. Nonassignable. Neither the Executive, his spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

                                                    ARTICLE 6.

6. Unsecured General Creditor. The Executive's rights are limited to the right to receive payments as provided in this Agreement and the Executive's position with respect thereto is that of a general unsecured creditor of the Employer.

                                                    ARTICLE 7.

7. Reorganization. The Employer shall not voluntarily engage in any merger, reorganization, recapitalization or sale of all or substantially all of the business or assets of the Employer unless and until such succeeding or continuing corporation, firm, association, partnership, trust or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such successor or survivor corporation, firm, association, partnership, trust or person.

ARTICLE 8. 8. Not a Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto.




                                                    ARTICLE 9.

9. Liquidated Damages. The parties hereto, before entering into this Agreement, have been concerned with the fact that substantial damages will be suffered by Executive in the event that the Employer shall fail to perform according to this Agreement. In the event of nonperformance by the Employer for a period of thirty
(30) days from the time any such payment was scheduled to be made pursuant to this Agreement, Executive shall immediately be entitled to liquidated damages equal to one and one-quarter (1-1/4) times the remaining payments due to Executive under this Agreement. This provision shall not be applicable in the event that such nonpayment is the result of prohibition of such payment by law, regulations or order of a banking regulatory agency.

                                                    ARTICLE 10.

10.1 Successors and Assigns; Assignment. The rights and obligations of this Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and personal representatives of the parties hereto. Executive may not assign this Agreement or any of Executive's rights hereunder except with the prior written consent of the Employer.

10.2 Severability. If any provision of this Agreement, as applied to either party or to any circumstance, is judged by a court to be void or unenforceable, in whole or in part, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.

10.3 Applicable Law; Jurisdiction and Venue. This Agreement and all matters or issues collateral hereto shall be governed by the laws of the State of California applicable to contracts performed entirely therein. Executive and Employer each consent to the jurisdiction of, and any action concerning this Agreement shall be brought and tried in, the Superior or Municipal Court for the County of San Mateo.

10.4 Waiver. A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

10.5 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys'fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

10.6 Headings. The headings in this Agreement are for convenience only and shall not in any manner affect the interpretation or construction of the Agreement or any of its provisions.

10.7 Notice. Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served, or if mailed, upon deposit in the United States mail, first class postage prepaid, express or certified, return receipt requested, and properly addressed to the parties as follows: if to Executive at his last address shown in Bank's records; if to Employer

                           ------------------------------------------------

                           ------------------------------------------------

                           ------------------------------------------------



Either party may designate a new address for purposes of this Section 10.7 by giving the other notice of the new address as provided herein.
Signature page follows.

IN WITNESS WHEREOF, the Employer has caused this Agreement to be duly executed by its proper officers and the Executive has hereunto set his hand at Redwood City, California, the day and year first above written.



EMPLOYER:                                      EXECUTIVE:

Bay Area Bank                             _____________________________
                                            John O. Brooks
By: ____________________________

Bay Area Bancshares

By: ______________________________

Its:  Chairman